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                                                         EXHIBIT (10)(V)

                                  BORDEN, INC.              02/28/94

                             1994 STOCK OPTION PLAN

1.  PURPOSE

The purpose of the Plan is to cement more closely the many bonds which exist between the Company and its key employees, to give them an interest in the Company parallel to that of the shareholders, to increase their proprietary interest in the Company, to furnish an inducement for them to remain in its employ, and to assist in attracting, motivating and retaining employees who are contributing significantly, or are considered, in the opinion of the Committee, to have the potential to contribute significantly to the success of the Company or a unit of the Company.


2. ELIGIBILITY AND ADMINISTRATION

(a) Only key employees of the Company may be granted stock options or restricted stock under the Plan. No key employee shall be disqualified to receive such an option or restricted stock merely because he is already a shareholder of the Company nor merely because he is a member of the Board of Directors of the Company. For all purposes of the Plan, the "Company" shall mean Borden, Inc.; and employees of subsidiaries shall be deemed to be employees of the Company. For the purpose of an Incentive Stock Option, a subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of such option, each of the corporations other than the last corporation in the chain owns stock having 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain. For all other purposes of the Plan, a subsidiary shall mean a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

(b) The key employees to whom options shall be granted and the number of shares of stock covered by each option shall be designated, by or only in accordance with the recommendations of, and the Plan shall be administered, interpreted and construed by, a duly authorized committee of not less than three members of the Board of Directors of the Company (the "Committee"), each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such rule ("Rule 16b-3"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 as amended by the Revenue Reconciliation Act of 1993 ("Section 162(m)"). Subject to the provisions of the Plan, the Committee shall have full authority to administer, interpret and construe the Plan and options granted thereunder, to determine the times when options shall be granted and the times when they may be exercised, to prescribe, amend and rescind rules and regulations of general application relating to the Plan, to determine the terms and conditions of options and provisions with reference to the effect of approved leaves of absence which, in the case of Incentive Stock Options, shall be consistent with requirements relating to Incentive Stock Options under regulations of





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the United States Treasury Department at the time in effect, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board of Directors of the Company (the "Board") and of the Committee under the Plan shall be final, conclusive and binding on the Company and its shareholders and upon all employees eligible to participate in the Plan and anyone claiming under or through any of them. Anything in this Plan to the contrary notwithstanding, insofar as this Plan applies to employees who are not subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended from time to time, and who are not "covered employees" within the meaning of Section 162(m) with respect to equity securities of the Company, determinations and interpretations in individual cases can be made by, or at the direction of the Chief Executive Officer of the Company.


3.  SHARES SUBJECT TO THE PLAN

(a) The shares covered by options and restricted stock grants may be either authorized but unissued Common Stock of the Company as such stock is constituted at the time ("Common Stock"); or may be Common Stock previously issued but then held in the treasury of the Company. In the event of any change in the stock subject to restricted stock grants or being optioned under this Plan, or to options granted hereunder, through merger, consolidation, or reorganization, or in the event of any dividend to holders of such stock payable in stock of the same class or the issue to such holders of rights to subscribe to stock of the same class, or in the event of any other change in the capital structure, the Committee may make such adjustments with respect to options and restricted stock, or any provision of this Plan, as it deems equitable to prevent dilution or enlargement of restricted stock and option rights provided, however, that all adjustments made as a result of the foregoing in respect of each stock option which is granted as an Incentive Stock Option shall be made so that such stock option shall continue to be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or any provision that may hereafter be enacted in lieu thereof ("Section 422"). Subject to the next preceding sentence, there shall be reserved for issuance under this Plan, six million (6,000,000) shares of which no more than 1,000,000 may be issued in the form of restricted stock.

(b) No options, stock appreciation rights (sometimes herein referred to as "Rights" or "SARs") or shares of restricted stock shall be granted after April 30, 1999. The Plan shall continue in effect in accordance with its terms after April 30, 1999 with respect to options, SARs, and shares of restricted stock theretofore granted.

(c) Upon the granting of any option, the Company may set aside and hold in reserve in a properly designated account an amount of stock equal to that called for by the option.

(d) Subject to the provisions of paragraph 3(a) above, any shares subject to an option and any restricted stock granted under the Plan which terminate, are cancelled or expire for any reason unexercised or are forfeited may, except as provided in paragraph 4(h)(iii) relating to stock appreciation rights, again be made subject to an option or restricted stock grant under the Plan, provided, however, that with respect to an optionee who is subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934, the number of shares for use under the Plan for such optionee (a "Section





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16 Person"), shall be in accord with any applicable requirements of Rule 16b-3.


4.  FORM AND TERMS OF OPTION

Options shall be evidenced by agreements in such form as the Committee shall approve and the granting of such options and the form of said agreements to evidence the same shall comply with and be subject to the following terms and conditions:

(A) FORM OF OPTION. Any option granted hereunder may, but need not, be an Incentive Stock Option; provided, however, that any provision of the Plan to the contrary notwithstanding, the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under all plans of his employer corporation and its parent corporation (as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended) and subsidiaries shall not exceed $100,000. Each provision of the Plan and of each Incentive Stock Option thereunder shall be construed so that such option shall be an Incentive Stock Option and any provision thereof which cannot be so construed shall be disregarded.

REPLACEMENT OPTION. Subject to the provisions of paragraph 4(c) below, the Committee may provide, either at the time of the grant of an option or subsequently, for the grant of a Replacement Option. Without limiting the authority of the Committee to make grants hereunder, the Committee may, but need not, include within any option agreement under this Plan or under the 1984 Plan as Amended, which shall be deemed to be so amended, a provision entitling the optionee to a further option (a "Replacement Option") in the event the optionee exercises the option evidenced by the option agreement, in whole or in part, by surrendering other shares of the Company in accordance with this Plan, or the 1984 Plan as Amended, as the case may be, and the terms and conditions of the option agreement. Any such Replacement Option shall be for a number of shares equal to the number of surrendered shares, shall become exercisable in the event the purchased shares are held for a minimum period of time established by the Committee, and shall be subject to such other terms and conditions as the Committee may determine.

(B) INCENTIVE STOCK OPTION DEFINED. An Incentive Stock Option shall mean an option intended by the Company to meet the requirements of Section 422 and regulations of the Treasury Department thereunder.

(C) SHARE LIMITATION. One individual may hold more than one option. Subject to the provisions of paragraph 3(a) above, no one individual participant may receive more than, an aggregate of 1,400,000 options during the period commencing with the effective date as defined herein in Section 7 and ending at the close of business on April 30, 1999.

(D) PERIOD OF EXERCISE AND PRICE. Options may not run for more than ten years from the date of grant and, subject to the provision of the last sentence of this paragraph 4(d), shall entitle the holder to buy shares of Common Stock to the number therein specified at fair market value, which for purposes of the Plan shall mean an amount as nearly equal to as practical but not less than 100% of the mean between the highest and lowest selling prices for Common Stock on the day such option is granted (or on such other valuation day or days as may be applicable) as reported on the consolidated trading network; provided,





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however, that in the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with any regulation adopted by the Treasury Department applicable to Incentive Stock Options, fair market value shall be determined by the Committee in a manner consistent with such regulations and shall mean the value as so determined. The purchase price of shares subject to any option granted under the Plan, shall be payable in U.S. funds on delivery of the certificates for the purchased stock or, if, to the extent, and on the terms and conditions specifically authorized by the option agreement, in whole shares of Common Stock or in a combination of such funds and such shares, provided that the sum of such funds and the fair market value of such shares (determined as provided above) on the date of such exercise shall be not less than the full purchase price.

  The holder may from time to time exercise his option in part and retain the remaining part for a longer period within the option term.

  Anything in this paragraph 4(d) or elsewhere in the Plan to the contrary notwithstanding, in the case of any option grant, the Committee may provide for an exercise price that varies during the term of the option but not below 100% of the mean between the highest and lowest selling prices for Common Stock on the day such option is granted (or on such other valuation day or days as may be applicable) as reported on the consolidated trading network based upon such terms, conditions, indexes and standards, if any, as the Committee may determine. 1

(E)  CONSIDERATION.

         (i) No option may be exercised in whole or in part unless and until the individual to whom it was granted shall have remained in the employ of the Company for a period of time after the date of grant of such option, but not less than 12 months from the first day of the month in which the option shall have been granted except in the event of death, disability, Retirement or a Change in Control, as may have been prescribed by the Committee in its sole discretion. The Committee may, at any time, authorize, subject to such terms, conditions and limitations as the Committee may impose, an option to be exercised in whole or in part in the event that death, disability, Retirement or a Change in Control should occur less than 12 months after the date of grant of such option.

         (ii) A "Change in Control" shall be deemed to occur if and when (a) an offeror other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board changes as the result of a contested election, such that





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1   These types  of options are  typically referred  to as indexed  or premium priced options. In either case, the option exercise price is adjusted upward after grant either based on an applicable index, such as the Standard and Poors 500 Stock Index, or other indexes or in the case of premium priced options, the exercise price is increased over time by the Committee a specified percentage or amount above the fair market value at the date of grant. In either type of option the exercise price would never be less than the fair market value on the date of grant.
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         individuals who were directors at the beginning of any
         twenty-four month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

         (iii) "Retirement" means (a) retirement at or after attaining age 65, and (b) retirement prior to attaining age 65, provided that the employee is entitled to receive a benefit under a retirement plan of the Company or of a subsidiary in which such employee participates, and provided, further, that the Committee, in the case of an employee subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended and in effect at the time ("Section 16(b)"), or the Chief Executive Officer, in the case of any other employee, shall have consented to such retirement in advance thereof or subsequent thereto, with specific reference to this Plan, subject to fulfillment of any terms, conditions and limitations as the Committee or the Chief Executive Officer, as the case may be, may have imposed.

(F)  TRANSFER, TERMINATION, DEATH, DISABILITY AND RETIREMENT.

         (i) Any provision of the Plan to the contrary notwithstanding, any derivative security issued under the Plan (within the meaning of paragraph (a) (2) of SEC Rule 16b-3 as amended), including without limitation any option or stock appreciation right, shall not be transferable other than by will or the laws of descent and distribution or to a death beneficiary ("Beneficiary") designated by the optionee. Any purported transfer of a derivative security to a Beneficiary by a Section 16 Person, and any purported transfer of an Incentive Stock Option to a Beneficiary, shall be effective only if such transfer is, in the opinion of counsel to the Company, permissible under and consistent with SEC Rule 16b-3 or Section 422 of the Code, as the case may be. Notwithstanding the foregoing, a participant may transfer any option or SAR granted under this Plan, other than an Incentive Stock Option or any SAR that is linked to an Incentive Stock Option, to members of his immediate family (defined as his children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners if (and only if) the instrument evidencing such option or SAR expressly so provides (or is amended to so provide) and the participant does not receive any consideration for the transfer; provided that any such transferred option or SAR shall continue to be subject to the same terms and conditions that were applicable to such option or SAR immediately prior to its transfer (except that such transferred option or SAR shall not be further transferable by the transferee during the transferee's lifetime) and provided, further, that the foregoing provisions of this sentence shall not apply to any Section 16 Person unless and until SEC Rule 16b-3 as amended in SEC Release No. 34-28869 becomes





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         effective with respect to the Plan.  If in the opinion of
         counsel, should the transfer of an instrument under this Plan disqualify the instrument as an exempt performance-based instrument under Section 162(m), or should the transfer of any instrument under this Plan cause the instrument, or the Plan, to be non-exempt under Rule 16b-3, then the transfer shall not be made. Options, SARs and unvested restricted stock shall terminate or be forfeited, as the case may be, upon the grantee leaving the company except upon death, disability or Retirement provided, however, that the Committee may in its discretion provide at any time on or after the date of grant of an option granted under the Plan, while such option and any related stock appreciation right is exercisable, that if the optionee is terminated by the Company without cause within two (2) years following a Change in Control of the Company, the optionee shall have a period of ninety
         (90) days following such termination (but not beyond the expiration date of the option or SAR) within which to exercise such option or SAR unless the optionee is otherwise entitled to exercise the option or SAR for a longer period of time. The Company may at any time terminate the employment of any option holder with or without cause and, subject to the proviso in the next preceding sentence, upon such termination any such option or the unexercised portion shall be cancelled without any liability on the part of the Company.

         (ii) The holder of an option granted under the Plan may exercise his option, after Retirement or commencement of disability, subject to the terms, conditions and limitations provided in the option and in any consent by the Committee or Chief Executive Officer to retirement prior to attaining age 65, for the period specified in his option, which may not extend beyond two years following commencement of disability (whether or not he is then an employee of the Company) and the balance of the original option term following the date of Retirement; provided, however, that if the holder retires at or after attaining age 55, the Committee may in its discretion provide, at any time on or prior to such retirement, that the holder may exercise any option granted to him under the Plan, or the 1984 Plan as Amended during a specified period extending not beyond the term of the option, and the 1984 Plan as Amended shall be deemed to conform to the foregoing provisions of this sentence applicable to options granted thereunder. On the death of the option holder while he is in the employ of the Company or within two years following commencement of disability or following Retirement, while the option is exercisable, such option may be exercised, subject to the terms, conditions and limitations provided in the option, by his heirs, executors, or administrators or permitted assignees or transferees at any time within the period specified in his option but not more than one year following the date of death. In no event may an option be so exercised after the expiration of the original term thereof.

(G)  CONDITIONS OF EXERCISE.





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         (i)  No option may be exercised by the holder thereof if, at the time, the exercise of such option and the issuance of stock thereunder would be contrary to law or the regulations of any duly constituted authority having jurisdiction of the subject matter.

         (ii) Appropriate provision shall be made for all taxes the Company determines to be required to be withheld under the laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, in connection with the exercise of any option or stock appreciation right granted under the Plan. The Committee may provide, in an option agreement or otherwise, that in the event that an optionee is required to pay to the Company any amount to be withheld for taxes in connection with the exercise of an option under the Plan, the optionee may satisfy such obligation, in whole or in part, by electing to have the Company withhold a portion of the shares of Common Stock to be received upon the exercise of the option, otherwise issuable to the optionee upon such exercise, having a value equal to the amount to be withheld (or such portion thereof as the optionee may elect). The value of the shares to be withheld shall be their fair market value on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any election by an optionee to have shares withheld under this subsection (ii) shall be subject to such terms and conditions as the Committee may specify which may include all or part of the following restrictions:

                 (aa) the election shall be irrevocable;

                 (bb) the election shall be subject, in whole or in part, to the approval of the Committee and to such rules as it may adopt;

                 (cc) the election may not be made within six months of the date of grant of the option being exercised (except that this limitation shall not apply in the event that the death or disability of the optionee occurs prior to the expiration of such six-month period); and

                 (dd) in the case of a Section 16 Person, the election must be made either (a) not less than six months prior to the Tax Date, or (b) during the period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date (a "window period").

(H)  STOCK APPRECIATION RIGHTS AND LIMITED
     STOCK APPRECIATION RIGHTS.

Stock appreciation rights and limited stock appreciation rights ("LSARs") may be granted in connection with all or any part of any stock option granted under this Plan, at the time of the grant of such option. Stock appreciation rights shall, upon their exercise, entitle the holder of the related option, to the extent unexercised, to surrender the related option, in whole or in part, and to receive a number of shares of Common





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Stock or cash, or a combination of such shares and cash, determined as hereinafter set forth.

A limited stock appreciation right is a form of stock appreciation right that differs from a stock appreciation right by the fact that a limited stock appreciation right is exercisable only upon or following a Change in Control. In all other respects, LSARs shall have the same terms, provisions, and conditions that are applicable to stock appreciation rights in the Plan.

         (i) Stock appreciation rights shall be subject to such terms and conditions, not inconsistent with the Plan under which the related stock option shall have been or shall be granted, as shall from time to time be determined by the Committee and to the following terms and conditions:

                 (aa) Stock appreciation rights shall in no event be exercisable except at such time or times and to the extent that the option to which they relate shall be exercisable.

                 (bb) Upon exercise of a stock appreciation right, the holder thereof shall be entitled to receive such number of the shares of the Common Stock as may be authorized by the Committee, the aggregate value of which shall not exceed the amount by which the fair market value per share of such stock on the date of such exercise shall exceed the option price per share of the related option multiplied by the number of shares in respect of which the stock appreciation right shall have been exercised. For purposes of the preceding sentence, the "fair market value per share" of Common Stock on the date of exercise of the stock appreciation right shall mean an amount as nearly equal to as practical but not more than 100% of the mean between the highest and lowest selling prices for Common Stock on the day such stock appreciation right is exercised as reported on the consolidated trading network; provided that with respect to exercises of stock appreciation rights by a
                 Section 16 Person during a Window Period or during the thirty-day period following a Change in Control (a "Change in Control Period"), the Committee may, at any time, prescribe, by rule of general application, such other measure of fair market value per share as the Committee may, in its discretion, determine but not in excess of the highest daily mean between the highest and lowest selling prices for Common Stock during such Window Period or such Change in Control Period as reported on the consolidated trading network and, in the case of stock appreciation rights that relate to an Incentive Stock Option, not in excess of the maximum amount that may be paid under the Treasury Regulations under Section 422 without disqualifying such option as an Incentive Stock





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                Option under Section 422 and provided further that any
                such measure of fair market value per share determined by the Committee may be used with respect to the exercise of stock appreciation rights notwithstanding that the expiration date of such Rights, though after the exercise date, is before the end of the applicable Window Period, Change in Control Period or other measuring period used. All or any part of the obligation arising out of an exercise of stock appreciation rights may be settled by the payment of cash equal to the aggregate value of the shares (or a fraction of a share) that would otherwise be delivered under the preceding provisions of this paragraph.
                Any provision of the Plan to the contrary notwithstanding, in the case of an exercise of stock appreciation rights by a
                Section 16 Person, the Committee shall have sole discretion to determine, in each case or by rule of general application or otherwise, whether such exercise shall be settled in the form of shares of Common Stock or cash, or cash and shares of such Common Stock.

                (cc) Any election by a holder of stock appreciation rights to receive cash in full or partial settlement of stock appreciation rights, as well as any exercise by him of his stock appreciation rights for such cash, shall be made only in compliance with any applicable provision of Rule 16b-3 exempting such election or exercise from the operation of
                Section 16(b).

         (ii) To the extent that a stock appreciation right shall be exercised, the stock option in connection with which such stock appreciation right shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitation as to the number of shares that may be purchased under the plan under which such option was granted.

         (iii) Following the death of the holder of an option granted under the Plan and irrespective of whether stock appreciation rights shall have been granted in connection with his option, the Company may, in its discretion, upon the request of the then holder of an exercisable option and in consideration for the surrender of such option, pay the amount by which the fair market value per share on the date of such request (determined in the manner applicable to stock appreciation rights) of the stock subject to such option shall exceed the option price per share multiplied by the number of shares as to which the request is made; provided that no such payment or surrender shall be made in respect of any





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         Incentive Stock Option under Section 422 unless the fair market value per share of Common Stock on the date thereof (determined in accordance with the Treasury Regulations under Section 422) exceeds the option price per share and provided further that in no event shall such payment in respect of any Incentive Stock Option under Section 422 exceed the maximum amount that may be paid under the Treasury Regulations under Section 422 without disqualifying such option as an Incentive Stock Option under Section 422. The number of shares subject to an option so surrendered shall be charged against the maximum limitation as to the number of shares that may be purchased under the Plan.

5.  RESTRICTED STOCK

(A) STOCK AND ADMINISTRATION. Shares of restricted stock may be issued either alone or in addition to other grants under the Plan. The Committee shall determine the key employees of the Company to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the time or times within which such grants may be subject to forfeiture, and all other conditions of the grants. In addition to any other conditions or restrictions to be imposed in connection with the grant of any restricted stock, the Committee may determine to condition such grant upon the attainment of performance goals. The Committee may also require a cash payment as a condition to the receipt of any Common Stock subject to a restricted stock grant. The provisions of restricted stock grants need not be the same with respect to each recipient. Subject to the provisions of paragraph 3(a) above, shares of restricted stock previously granted, but which are forfeited pursuant to paragraph (c) of this Section 5, shall be available for future grants under the Plan.

(B) GRANTS AND CERTIFICATES. The prospective recipient of a grant of shares of restricted stock shall not, with respect to such grant, be deemed to have become a participant, or have any rights with respect to such grant, until and unless such recipient shall have executed an agreement or other instrument evidencing the grant and containing such terms and conditions, including for vesting or retention of the shares, as the Committee may impose and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

         (i) Each participant shall be issued a stock certificate in respect of shares of restricted stock granted under the Plan. Such certificate shall be registered in the name of the participant, and may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such grant, substantially in the following form:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Borden, Inc. 1994 Stock Option Plan and an agreement entered into between the registered owner and Borden, Inc. Copies of such Plan and agreement are on file in the offices of Borden, Inc., 180 East Broad Street, Columbus, OH 43215."

         (ii) The Committee may require that the stock certificates evidencing such shares be held in custody by the Company or an unrelated custodian until the restrictions thereon shall have lapsed, and may require, as a condition of any restricted stock grant, that the participant shall have delivered a stock power, endorsed in blank, relating to the stock covered by such grant.





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(C)  RESTRICTIONS AND CONDITIONS.  The shares of restricted stock granted pursuant to the Plan shall be subject to the following restrictions and conditions:

         (i) Subject to the provisions of the Plan and the grant agreements, during a period set by the Committee commencing with the date of such grant (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of restricted stock granted under the Plan. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

         (ii) Except as provided in paragraph (c)(i) of this Section 5, the participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise reinvested. Certificates for shares of unrestricted stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of restricted stock.

         (iii) Subject to the provisions of paragraph (c)(iv) of this Section 5, if the participant ceases to be employed by the Company for any reason during the Restriction Period, all shares still subject to restrictions shall be forfeited by the participant and reacquired by the Company.

         (iv) In the event of a participant's retirement, disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of restricted stock.



6. AMENDMENT AND DISCONTINUANCE

The Board of Directors may amend, from time to time, or discontinue this Plan, provided that, without the approval of the shareholders of the Company, no amendment shall be made which (a) increases the aggregate number of shares of Common Stock that may be purchased upon exercise of options or granted as restricted stock under the Plan, or increases the number of shares that may be received by any one individual pursuant to paragraph 4(c) herein, (b) permits any option to be exercised more than ten years after the date it was granted,
(c) permits any option or restricted stock to be granted after April 30, 1999,
(d) materially increases benefits accruing to participants under the Plan, or
(e) amends any provision of this paragraph 6. No amendment or discontinuance of this Plan by the Committee, the Board of Directors or the shareholders of the Company shall, without the consent of the employee, adversely affect any option or restricted stock theretofore granted to him. Subject to the foregoing and the requirements of Section 162(m), the Board may, in accordance with the recommendation of the Committee and without further action on the part of the


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shareholders of the Company or the consent of participants, amend the
Plan, (a) to permit or facilitate qualification of options thereafter granted under the Plan as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended, and (b) to preserve the employer deduction under Section 162(m).


7.  EFFECTIVE DATE


This Plan shall be effective upon its adoption by the Board of Directors of the Company, subject to the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company present or represented and entitled to vote at the 1994 Annual Meeting of Shareholders or any adjournment thereof.


8.  LAWS OF FOREIGN JURISDICTIONS

The Committee may, from time to time, adopt, amend and terminate, under the Plan, such options, plans, programs or arrangements, containing terms, conditions, limitations and restrictions not inconsistent with the intent and objectives of the Plan, as it may deem necessary or desirable to make available, tax or other benefits of the laws of any foreign jurisdiction, to individuals subject thereto who are eligible key employees of the Company.


9.  COMPLIANCE WITH RULE 16B-3 AND SECTION 162(M)

With respect to employees subject to Section 16(b) or Section 162(m), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of Section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the plan administrators fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the plan administrators concerned with matters relating to employees subject to Section 16(b) and Section 162(m) respectively.





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